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                                                                     Exhibit 5.1


                     [Weil, Gotshal & Manges LLP letterhead]



                                  April 9, 2004



Broadcom Corporation
16215 Alton Parkway
Irvine, CA 92618

         Re:  Broadcom Corporation -- Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel to Broadcom Corporation, a California corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the resale of 1,450,358 shares of the Company's Class A common stock, par value $0.0001 per share (the "Shares"), as described in the Registration Statement. The Shares were issued pursuant to a Merger Agreement and Plan of Reorganization, dated April 6, 2004, between the Company, Sahara Acquisition Corporation, Sahara Acquisition, LLC, Sand Video, Inc. and the other parties thereto (the "Merger Agreement").

                  In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement,
(ii) the Merger Agreement and (iii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been

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April 9, 2004
Page 2



independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Merger Agreement.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

         1. The Shares are duly authorized, validly issued, fully paid and non-assessable.

         The opinions expressed herein are limited to the laws of the States of California, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

         We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.



                                                  Very truly yours,

                                                  /s/ Weil, Gotshal & Manges LLP